Exhibit 21


                                       PennFed Financial Services, Inc.

                                       SUBSIDIARIES OF THE REGISTRANT

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                                                                           Percentage       State
                                                                              of        of Incorporation
          Parent                                Subsidiary                 Ownership    or Organization
--------------------------------    -----------------------------------    ---------    ---------------
PennFed Financial Services, Inc.    Penn Federal Savings Bank                 100%      United States

PennFed Financial Services, Inc.    PennFed Capital Trust II                  100%      Delaware

PennFed Financial Services, Inc.    PennFed Capital Trust III                 100%      Delaware

Penn Federal Savings Bank           Penn Savings Insurance Agency, Inc.       100%      New Jersey

Penn Federal Savings Bank           Ferry Development Holding Co.             100%      Delaware

Penn Federal Savings Bank           Eagle Rock Investment Corp.               100%      New Jersey

Penn Federal Savings Bank           PennFed Title Service Corporation         100%      New Jersey
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